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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000


                                                     February 28, 1997



Consolidated Cigar Holdings Inc.
5900 North Andrews Avenue
Suite 700
Fort Lauderdale, Florida 33309-2369

                           Re:      Consolidated Cigar Holdings Inc.
                                    Registration Statement on Form S-1
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Ladies and Gentlemen:

                  We have acted as special counsel to Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company"), in connection with the public offering by a certain stockholder of the Company (the "Selling Stockholder") of up to 5,750,000 shares (including 750,000 shares subject to over-allotment options) of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). Such shares of Class A Common Stock, together with any additional shares of Class A Common Stock which are registered in a registration statement (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), are collectively referred to herein as the "Shares".

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-20743), as filed with the

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Consolidated Cigar Holdings Inc.
February 28, 1997
Page 2


Securities and Exchange Commission (the "Commission") on January 30, 1997 under the Securities Act, and Amendment No. 1 to the Registration Statement, as filed with the Commission on February 28, 1997 under the Securities Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Class A Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company as presently in effect; (iv) the Amended and Restated By-Laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance to the Selling Stockholder of the shares of Class B Common Stock, par value $0.01 per share, that will be converted into the Shares immediately prior to the sale thereof pursuant to the Registration Statement (the "Class B Common Stock") and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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Consolidated Cigar Holdings Inc.
February 28, 1997
Page 3


                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and that (i) when the Class B Common Stock is converted into the Shares and (ii) assuming that the certificates representing the Shares conform to the form of the specimen thereof examined by us and that such certificates have been manually signed by one of the authorized officers of the transfer agent and registrar for the Class A Common Stock, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,



                              Skadden, Arps, Slate, Meagher & Flom LLP

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